Exhibit 10.2
EXECUTION VERSION
AMENDMENT AND WAIVER NO. 2
               AMENDMENT AND WAIVER NO. 2, dated as of October 27, 2009 (this “Amendment”), to the Credit Agreement, dated as of June 16, 2006 (as amended prior to the date hereof, the “Credit Agreement”) among Libbey Glass Inc. and Libbey Europe B.V., each as a Borrower and together, the Borrowers, Libbey Inc., as a Loan Guarantor, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent with respect to the US Loans (the “Agent”), J.P. Morgan Europe Limited, as Administrative Agent with respect to the Netherlands Loans, Bank of America, N.A. (f/k/a LaSalle Bank Midwest National Association), as Syndication Agent, Wells Fargo Foothill, LLC and Fifth Third Bank, as Co-Documentation Agents and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger.
W I T N E S S E T H:
               WHEREAS, the Borrowers, the relevant Loan Parties, the Lenders, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Sole Bookrunner and Sole Lead Arranger are party to the Credit Agreement;
               WHEREAS, the Borrower and Bank of America Merrill Lynch PCG wish to enter into the exchange transaction in respect of the Third Lien Senior Notes (the “Exchange”) described in the Debt Exchange Agreement attached hereto as Annex I (the “Exchange Agreement”);
               WHEREAS, the Agent and the Lenders are willing to agree to amend and waive certain provisions of the Credit Agreement, as set forth herein, subject to the terms and conditions set forth herein;
               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrowers and the Lenders hereby agree as follows:
               SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
               SECTION 2. Amendments to the Credit Agreement.
               (a) Amendments to Section 1.01 of the Credit Agreement. (i) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Third Lien Senior Notes” in its entirety and replacing it with the following:
               ““Third Lien Senior Notes” means the 16 % Senior Subordinated Secured Notes due 2021 issued on October 28, 2009 pursuant to the Third Lien Senior Notes Indenture.”
               (ii) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Third Lien Senior Notes Indenture” in its entirety and replacing it with the following:
               ““Third Lien Senior Notes Indenture” means the Amended and Restated Indenture dated as of October 28, 2009 entered into by the US Borrower and certain of the US Loan Guarantors in connection with the issuance of the Third Lien Senior Notes together, with all instruments and other agreements entered into by the US Borrower or such US Loan Guarantors in connection therewith.”

               (b) Amendment to Section 6.01 of the Credit Agreement. Section 6.01(k) of the Credit Agreement is hereby amended by striking “$102,000,000” and replacing it with “$80,500,000”.
               (c) Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
                    SECTION 6.12. Optional Payments and Modifications of Certain Debt Instruments. Notwithstanding Sections 6.08(b) and 6.11, no Loan Party will (a) make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes or take any action to effect any of the foregoing; provided, however, that the (i) US Borrower shall be permitted to redeem or prepay the Senior Notes from the proceeds of a public offering of the US Borrower’s or Holdings’ common stock to the extent permitted under the “equity clawback” provision set forth in (x) Section 5 of the Second Lien Senior Notes Indenture or (y) Section 5 of the Third Lien Senior Notes Indenture and (ii) the US Borrower shall be permitted to redeem or prepay the Senior Notes so long as, (x) both before and after giving effect to any such redemption or prepayment, the Aggregate Availability exceeds $50,000,000 and (y) the Revolving Commitments remain undrawn other than with respect to Letters of Credit; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Senior Notes Indentures, the Second Lien Registration Rights Agreement or any other material agreement relating to any thereof (other than any such amendment, modification, waiver or other change that (A) (i) would extend the maturity or reduce the amount of any payment of principal of the Senior Notes or reduce the rate or extend any date for payment of interest thereon, (ii) would add additional guarantors as contemplated therein as of the Effective Date, or (iii) would have the sole purpose of making a covenant contained in the Senior Notes Indentures less restrictive than the corresponding covenant contained herein and (B) in each such case, does not involve the payment of a consent fee).
               SECTION 3. Waiver to the Credit Agreement. The Lenders hereby waive the provisions of the Credit Agreement set forth in Section 6.01, 6.02 and 6.12 that would otherwise restrict or prohibit the Exchange.
               SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”) if the following conditions have been satisfied by the Borrower or waived by the Administrative Agent: (a) the Administrative Agent (through its counsel) shall have received from the Borrowers and the Required Lenders counterparts of this Amendment (or a copy thereof by facsimile or electronic transmission) signed on behalf of each such party, (b) the Administrative Agent shall have received from the Borrowers an amendment fee in an amount equal to $7,500.00 for the account of each Lender that has executed and delivered this Amendment on or prior to 12:00 p.m. (Chicago time) on October 27, 2009, (c) the Administrative Agent shall have received from the Borrowers all other fees and expenses required to be paid and (d) the Administrative Agent shall have received the letter agreement executed by Merrill Lynch PCG, Inc., as Third Priority Representative (as defined in the Intercreditor Agreement), acknowledging that the Third Lien Senior Notes and the parties to Third Lien Senior Notes Indenture are subject to the terms and conditions of the Intercreditor Agreement.
               SECTION 5. Representations and Warranties; No Default or Event of Default. (a) To induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as of the Amendment Effective Date that the representations and warranties made by each of the Borrowers in and pursuant to the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
               (b) No Default or Event of Default shall have occurred and be continuing on and as of the Amendment Effective Date or after giving effect to the effectiveness of this Amendment.
               SECTION 6. No Other Waiver or Amendments. Except as expressly waived, amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.
               SECTION 7. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
               (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages thereof.
               SECTION 8. Reimbursement of Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses (including legal fees) incurred in connection with this Amendment.
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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LIBBEY GLASS INC., as a Borrower
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	Attorney-in-fact

LIBBEY EUROPE B.V., as a Borrower
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	Attorney-in-fact

JPMORGAN CHASE BANK, N.A., as Administrative Agent with respect to the US Loans and as a Lender
By:	/s/ Michael F. McCullough
	Name:	Michael F. McCullough
	Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED, as Administrative Agent with respect to the Netherlands Loans and as a Lender
By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

WELLS FARGO FOOTHILL, LLC, as Co-Documentation Agent and as a Lender
By:	/s/ Matt Harbour
	Name:	Matt Harbour
	Title:	Vice President

FIFTH THIRD BANK, as Co-Documentation Agent and as a Lender
By:	/s/ James Conklin
	Name:	James Conklin
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender
By:	/s/ Marina Kheylik
	Name:	Marina Kheylik
	Title:	AVP, Client Manager

GE BUSINESS FINANCIAL SERVICES, INC., as a Lender
By:	/s/ Dwayne Coker
	Name:	Dwayne Coker
	Title:	Duly Authorized Signatory

ANNEX I